EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

SolarMax Technology, Inc.

 Table 1.  Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(2)	457	(a)	5,175,000 shares	$4.00	$20,700,000	.0000927	$1,918.89
Fees to Be Paid	Other	Underwriter Warrants(3)	-		-	-	-	-	$0.00
Fees to Be Paid	Equity	Common Stock issuable upon exercise of Underwriter Warrants(3)	457	(a)	414,000 shares	4.80	1,987,200	.0000927	184.21
Fees Previously Paid									3,198.15

Carry Forward Securities: None

Total Offering Amounts	$22,687,200	$2,103.10
Total Fees Previously Paid		$3,505.17	(4)
Total Fee Offsets		$0
Net Fee Due		$0

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 416 under the Securities Act, this registration statement also includes any additional shares of common stock that shall become issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Includes 675,000 shares of common stock issuable upon exercise of the underwriters’ overallotment option.
(3)

We have agreed to issue, on the closing date of this offering, warrants to the representative of the underwriters, ViewTrade Securities, Inc., to purchase up to an amount equal to 8% of the aggregate number of shares of common stock sold by us in this offering, inclusive of the underwriters’ over-allotment option. The exercise price of the underwriter warrants is equal to 120% of the initial public offering price of our common stock offered hereby. The underwriter warrants are exercisable for a period of five years from the commencement of sales of this offering. Pursuant to Rule 457(g), the filing fee is based on the exercise price of the warrants.

(4)	$3,465.13 was paid with the initial filing and $40.04 was paid with amendment no. 1.

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Table 2.  Fee Offset Claims and Sources

Rule 457(p)

	Registrant	Form	File No.	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	SolarMax Technology, Inc.	S-1	333-229005 (1)	12/24/2018/		$ 3,171.32	Common Stock, par value $0.001 per share	Common Stock, par value $0.001 per share	3,690,000	$ 26,166,000

Fee Offset Sources	SolarMax Technology, Inc.	S-1	333-229005 (1)		12/24/2018						$ 3,171.32

(1) On December 24, 2018, the registrant filed a registration statement on Form S-1 (File No. 333-229005), as amended (the “Prior Registration Statement”), and paid a registration fee of $3,171.32. The Prior Registration Statement was not declared effective, and no securities were sold thereunder. The Prior Registration Statement was withdrawn by filing a Form RW on October 28, 2020.

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